Exhibit 10.19

MONARCH COMMUNITIES INC.

LONG-TERM CASH INCENTIVE PLAN

I.	Purpose

The purpose of the Monarch Communities Inc. Long-Term Cash Incentive Plan (the “Plan”) is to provide long-term performance-based cash compensation to designated officers and/or key employees of Monarch Communities Inc., a corporation incorporated under the laws of British Columbia (the “Company”) and its subsidiaries and divisions based on the performance results of the business of the Company and its Affiliates. The Plan allows for the issuance of multi-year cash incentive awards, contingent upon continued employment and meeting certain corporate goals, to certain officers and key employees who make substantial contributions to the Company.

II.	Definitions

The following definitions shall be applicable throughout the Plan.

“Administrator” means the compensation committee of the Board, or, if at any time there is no such committee of the Board, then the full Board. Notwithstanding the foregoing, in the discretion of the Board, the Administrator may at any time be the board directors of any parent of the company, or any subcommittee of such board.

“Affiliate” means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company or (ii) to the extent provided by the Administrator, any entity in which the Company has a significant equity interest.

“Board” means the Board of Directors of the Company.

“Bonus Award” means the award or awards, as determined by the Administrator, to be granted to a Participant based on attainment of certain Performance Goals established in accordance with Articles IV and V of the Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Monarch Communities Inc., a corporation incorporated under the laws of British Columbia, and any successor thereto.

“Designated Beneficiary” means the beneficiary or beneficiaries designated by a Participant in accordance with Article XII hereof to receive the amount, if any, payable under the Plan upon such Participant’s death.

“Participant” means any officer or key employee of the Company or any of its subsidiaries designated by the Administrator to participate in the Plan.

“Performance Goals” means the performance objectives of the Company or an Affiliate during a Performance Period established for the purpose of determining whether, and to what extent, Bonus Awards will be earned for the Performance Period. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company or its Affiliates, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals to be unsuitable, the Administrator may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable.

“Performance Period” means any period during which performance is measured to determine the level of attainment of a Bonus Award, which may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company as determined by the Administrator.

“Plan” means the Monarch Communities Inc. Long-Term Cash Incentive Plan.

III.	Eligibility

Participants in the Plan shall be selected by the Administrator for each Performance Period from those officers and key employees of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee shall be a Participant unless he or she is selected by the Administrator, in its sole discretion. No employee shall at any time have the right to be selected as a Participant nor, having been selected as a Participant for one Performance Period, to be selected as a Participant in any other Performance Period.

IV.	Administration

The Administrator, in its sole discretion, will determine eligibility for participation, establish the maximum aggregate award which may be earned by each Participant (which may be expressed in terms of a dollar amount, percentage of salary or any other measurement), establish goals for each Participant (which may be objective or subjective, and based on individual, Company, Affiliate subsidiary, parent and/or division performance), calculate and determine each Participant’s level of attainment of such goals, and calculate the Bonus Award for each Participant based upon such level of attainment.

Except as otherwise herein expressly provided, full power and authority to construe, interpret and administer the Plan shall be vested in the Administrator, including the power to amend or terminate the Plan as further described in Article XIV. The Administrator may at any time adopt such rules, regulations, policies or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Administrator may at any time amend, modify, suspend or terminate such rules, regulations, policies or practices. Any determinations by the Administrator with respect to the Plan shall be final, conclusive and binding.

V.	Bonus Awards

The Administrator, based upon information to be supplied by management of the Company and, where determined as necessary by the Board, the ratification of the Board, will establish for each Performance Period a maximum aggregate award (and, if the Administrator deems appropriate, threshold and target awards) and goals relating to Company, Affiliate subsidiary, parent, divisional, departmental and/or functional performance for each Participant and communicate such award levels and goals in writing to each Participant prior to or during the Performance Period for which such award may be made. Bonus Awards will be earned by each Participant based upon the level of attainment of the applicable goals during the applicable Performance Period. As soon as practicable after the end of the applicable Performance Period, the Administrator shall determine the level of attainment of the goals for each Participant and the Bonus Award to be made to each Participant.

VI.	Payment of Bonus Awards

Except as provided in Article VIII below, Bonus Awards earned during any Performance Period shall be paid in the following calendar year as soon as practicable following the end of such Performance Period (at a time intended to qualify as a short-term deferral for purposes of Section 409A of the Code) and the determination of the amount thereof shall be made by the Administrator. Payment of Bonus Awards shall be made in the form of cash. Bonus Award amounts earned but not yet paid will not accrue interest.

VII.	Termination of Employment

Except as otherwise provided by the Administrator, a Participant shall be eligible to receive payment of his or her Bonus Award earned during a Performance Period, so long as the Participant is employed on the last day of such Performance Period, notwithstanding any subsequent termination of employment prior to the actual payment of the Bonus Award. In the event of a Participant’s death prior to the payment of a Bonus Award which has been earned, such payment shall be made to the Participant’s Designated Beneficiary or, if there is none living, to the estate of the Participant. Notwithstanding the foregoing, the Administrator, in its sole discretion, may permit a Participant to receive payment of all or a pro rata portion of his or her Bonus Award following a termination of such Participant’s employment prior to the last day of a Performance Period.

VIII.	Reorganization; Discontinuance; Assignment

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from a merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. In addition, the Plan may be assigned by the Company to any Affiliate in connection with any such event, including any reorganization occurring in connection with an initial public offering of the equity of any Affiliate. The Company will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets, including an obligation on the part of a successor or Affiliate to assume the Plan. If the business conducted by the Company shall be discontinued, any previously earned and unpaid Bonus Awards under the Plan shall become immediately payable to the Participants then entitled thereto.

IX.	Non-Alienation of Benefits

A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

X.	No Claim or Right to Plan Participation; No Rights to Awards

No current or former Participant, employee or any other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries. Nothing in the Plan shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Participant’s employment or service at any time. There is no obligation for uniformity of treatment of Participants regarding the amount of any Bonus Award or the manner in which awards are made. The terms and conditions of Bonus Awards made under the Plan need not be the same with respect to each Participant.

XI.	Taxes

The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes that the Administrator, in its sole discretion, determines are required to be withheld with respect to such payments.

XII.	Designation and Change of Beneficiary

Each Participant may indicate upon notice to such Participant by the Administrator of such Participant’s right to receive a Bonus Award a designation of one or more persons as the Designated Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the death of the Participant. Such designation shall be in writing to the Administrator. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Administrator. The last such designation received by the Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrator prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. In the event that a Participant fails to designate a Designated Beneficiary as provided in this Article XII, or if the Designated Beneficiary predeceases the Participant, then any Bonus Award payable following the Participant’s death shall be payable to such Participant’s estate.

XIII.	No Liability of Administrator

No individual serving on any committee or body that is the Administrator hereunder shall be personally liable by reason of any contract or other instrument related to the Plan executed by such individual or on such individual’s behalf in such individual’s capacity as a member of the committee or body serving as the Administrator hereunder, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

XIV.	Termination or Amendment of the Plan, Bonus Awards

The Board may amend, suspend or terminate the Plan at any time. The Committee may amend or modify a Bonus Award at any time; provided that no such amendment or modification may materially impair the rights of any Participant holding such Bonus Award.

XV.	Unfunded Plan

Participants shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan or any Bonus Award. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Designated Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan or in connection with a Bonus Award, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

XVI.	Governing Law

The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws thereof that would cause the laws of any other jurisdiction to apply.

XVII.	Term

The Plan is effective commencing with Bonus Awards granted during 2012 and shall be effective until terminated by the Board in accordance with the terms hereof.

XVIII.	Section 409A of the Code

To the extent applicable, notwithstanding anything herein to the contrary, this Plan and Bonus Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan and Bonus Awards may also be designed to qualify as a short-term deferral for purposes of Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and Bonus Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Bonus Awards hereunder and/or (ii) take such other actions as the Administrator determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A of the Code. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Bonus Award under the Plan may not be made at the time contemplated by the terms of the Plan or the Bonus Award, as the case may be, without causing the Participant holding such Bonus Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Participant shall be solely responsible for, and nothing herein shall obligate the Company to pay for or on behalf of any Participant, any taxes imposed on such Participant under Section 409A of the Code in respect of any Bonus Award granted under the Plan.

*        *        *